UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 1, 2021

NABORS INDUSTRIES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32657	98-0363970
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House 4 Par-la-Ville Road Second Floor Hamilton, HM08 Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

(441) 292-1510

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	NBR	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02Unregistered Sales of Equity Securities.

On July 1, 2021 (the “Effective Date”), Nabors Energy Transition Solutions LLC (“NETS”), a wholly owned subsidiary of Nabors Industries Ltd. (“Nabors”), entered into an agreement (the “Initial Agreement”) to acquire or license certain intellectual property targeted toward carbon footprint reduction, including carbon capture (the “Initial Transaction”). As partial consideration, Nabors has agreed to issue the seller a number of Nabors common shares, par value $0.05 per share (the “Common Shares”) equal to $16.4 million divided by the average of the volume weighted average price of the Common Shares for the (i) ten trading days ended two business days before the Effective Date and (ii) the ten trading days ending two business days before the closing date of the Initial Transaction. All of the Common Shares to be issued in the Initial Transaction will be pledged to a subsidiary of Nabors for a period of time to satisfy potential indemnity claims under the Initial Agreement, with one-half of the Common Shares also being pledged for a period of time to satisfy certain earnout conditions.

Also on the Effective Date, NETS entered into an agreement with the same seller (the “Additional Agreement”) to acquire or license (at NETS election) additional intellectual property related to carbon emissions reduction (the “Additional Transaction” and together with the Initial Transaction, the “Transactions”). As consideration, the Company has agreed to issue (i) a number of Common Shares equal to $7.5 million divided by the volume weighted average price of the Common Shares for the ten trading days ending two business days prior to closing date of the Additional Transaction and (ii) a number of Common Shares equal to $7.5 million divided by the volume weighted average price of the Common Shares for the ten trading days ending two business days before certain earnout conditions are met. All of the Common Shares to be issued in the Additional Transaction will be pledged to a subsidiary of Nabors for a period of time to satisfy potential indemnity claims under the Additional Agreement and to satisfy certain earnout conditions.

The Common Shares to be issued in the Transactions will be issued to an accredited investor pursuant to Rule 506 promulgated under the Securities Act of 1933, as amended. The number of Common Shares to be issued in the Transactions cannot be determined at this time. Upon each issuance of the Common Shares in the Transactions, additional Current Reports on Form 8-K will be filed reflecting the number of Common Shares issued.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABORS INDUSTRIES LTD.

Date: July 7, 2021By:  /s/Mark D. Andrews

Name: Mark D. Andrews

Title: Corporate Secretary